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                                                                  Exhibit 10.20

1        AIMS OF THE LONG-TERM INCENTIVE PLAN (LIP)

         The Munich Reinsurance Company (MR) wishes to take account of its shareholders' legitimate interest in maintaining and enhancing Munich Re's corporate success in the long term and has therefore decided to set up a long-term incentive plan. This additional compensation component is intended to reward Board members and top executives for their part in achieving this success, for which they carry major responsibility. The plan provides members with the possibility of participating in the price performance of Munich Re stock once a vesting period has elapsed and two thresholds have been exceeded.

         With this plan, the Munich Re aims to integrate the idea of shareholder value into the compensation system, thereby promoting harmonization of the interests of management and shareholders.

         At the same time, the plan results in increased emphasis on variable compensation and thus in greater identification by management with Munich Re's corporate goals and performance.

         Since long-term incentives are now common internationally as an element of compensation packages, Munich Re will also enhance its attractiveness to international executives.

2        DESIGN OF THE PLAN

         The Long-Term Incentive Plan is a "stock appreciation rights plan" which provides for stock appreciation rights linked to the performance of Munich Re shares. These rights will be issued free of charge to those taking part in the plan.

         Each stock appreciation right entitles the holder to draw in cash, up to a certain level, the difference between the MR share price at the time when the right is exercised and that applying at the start of the plan.

         However, in order to comply with the goal of increasing the company's value in the long term, exercise of the stock appreciation rights is possible only under the following conditions:

         1. MR stock must outperform the DAX 30 at the end of a three-month period twice during the term of the plan (index threshold).

         2. The MR share price at the time the stock appreciation rights are exercised must also have risen by at least 20 percent compared to the price at the start of the plan (price threshold).

         3. The rights may be exercised only in fixed time windows and in accordance with the statutory regulations on insider trading.


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         The Long-Term Incentive plan has an overall term of 7 years. The plan details are described in the following sections of this brochure.

         FIGURE 1:  DESIGN OF THE LONG-TERM INCENTIVE PLAN*

         [captions]

         MR-Akienkurs      MR stock price
         Sperrfrist        Vesting period
         Kurssteigerung    Price increase
         Maximum           Maximum
         Kurshurde 20%     20% price threshold
         Jahr              Year
         Planlaufzeit      Plan term






                                                          Assumed point in time
                                                          at which the DAX 30
                                                          has been outperformed
                                                          twice after 3 months
                                                          in each case.
          --------------------------------------------------------------------
          EXERCISE POSSIBLE?

          --------------------------------------------------------------------
          ---------- ---------------------------------------------------------
          1          Exercise not possible, as within the vesting period.
          2          Exercise not possible, as index threshold not passed.
          3          Exercise not possible, as price threshold not exceeded.
          4          Exercise possible within the framework of the exercise
                     conditions, as both exercise thresholds passed.

          ---------- ---------------------------------------------------------
                                                        (Explanations to graph*)

* For the full graph, please see page 03 of the German brochure (copy attached).


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3        TERM

         The Long-Term Incentive Plan starts on 1st July 1999 and will end after a term of 7 years on 30th June 2006.

4        PARTICIPANTS

         Those taking part in the Long-Term Incentive Plan will be the Board Members of the Munich Reinsurance Company and the top executives of MR and its International Organization.

         Participation in the Long-Term Incentive Plan is subject to special conditions which supplement the contract of employment existing between a participant in the plan and the company concerned.

5        NUMBER OF STOCK APPRECIATION RIGHTS

         All participants in the plan will receive a personal written statement of the number of stock appreciation rights granted to them.

         The stock appreciation rights are personal and cannot be transferred except in the case of succession.

6        DETERMINATION OF INITIAL STOCK PRICE

         The price of MR stock at the start of the plan on 1st July 1999, i.e. the initial stock price, has been calculated from the average of the closing prices for MR shares in Frankfurt Xetra trading over the ten trading days before 1st July 1999. It currently amounts to EUR 182.6. Should during the term of the plan the price of MR stock be affected by a capital measure such that the assumptions of the plan are distorted, the initial stock price will be adjusted by the Munich Reinsurance Company, taking account of the original intentions of the plan.

7        DETERMINATION OF THE EXERCISE PRICE

         The decisive price when exercising stock appreciation rights is the closing price in Frankfurt Xetra trading.

         When rights are exercised while the stock exchange is open1, the closing price of that business day will be taken. The participant can set a selling limit in this case. When rights are exercised after closing but before opening of the stock exchange, the last closing price then applies.

1 The business hours of Frankfurt Xetra trading are currently 8:30 a.m. to 5:00 p.m. CET.

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8        EXERCISE OF STOCK APPRECIATION RIGHTS

         Once the two-year vesting period has elapsed, exercise of the stock appreciation rights will be possible between 1st July 2001 and the end of the plan term on 30th June 2006, provided the following conditions are fulfilled:

         EXERCISE THRESHOLDS

         Stock appreciation rights may only be exercised if the price of MR shares has increased by at least 20 percent compared with the initial share price. In addition, during the term of the plan the DAX 30 must have been outperformed twice by MR shares at the end of a three-month period on the basis of the respective performance figures. These periods may not overlap. The participants will be informed as soon as this condition has been met.

         OBSERVANCE OF INSIDER REGULATIONS

         In order to avoid the possibility of advantages being obtained through special knowledge when stock appreciation rights are exercised, these rights may be exercised in the period stated only within precisely defined time windows and in compliance with the statutory regulations on insider trading. At the start of each plan year in the exercise period, the participants in the plan will be informed about the time windows in which the exercise of stock appreciation rights is possible.

         Observance of the exercise times does not, however, release the participants from the duty to comply with the national statutory regulations on insider trading as if the stock appreciation rights were stock options or shares.

         EXERCISE OF STOCK APPRECIATION RIGHTS IN TRANCHES

         Stock appreciation rights may be exercised as a whole or also in tranches of at least 100 rights.

         If after an exercise order fewer than 100 stock appreciation rights remain, these are also exercised for the participant in the plan.

         UNEXERCISED OPTION RIGHTS

         Stock appreciation rights which on the last trading day of the plan term have not been exercised by the participant shall be exercised for the participant, provided the prerequisites are met.


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9        POSSIBLE PROFITS FROM THE LONG-TERM INCENTIVE PLAN

         The gross profit achieved from exercising stock appreciation rights is calculated from the difference between the exercise price and the initial MR share price.

         The gross profit is limited to an increase of 150 percent of the initial MR share price.

         In accordance with the exercise conditions, it is up to the plan participants to determine themselves when is the best time for them to exercise their rights.

         The net profit is the gross profit achieved in this way, less statutory deductions.

         If MR shares have not (a) outperformed the DAX 30 twice for three months by the end of the plan term and (b) achieved a price increase of 20 percent, the profit from the plan is then nil.

         SPECIMEN CALCULATION

         -----------------------------------------------------------------------
         ASSUMPTIONS
         -----------------------------------------------------------------------
         -----------------------------------------------------------------------
         Exercise of 500 stock appreciation rights
         Initial price of MR share: EUR 182.6
         Exercise price of MR share:  EUR 232.6
         -----------------------------------------------------------------------

         -----------------------------------------------------------------------
         CALCULATION OF GROSS PROFIT
         -----------------------------------------------------------------------
         -----------------------------------------------------------------------
         Gross profit      =500 stock appreciation rights x (232/6-182.6)
                           =EUR 25,000 (=DEM 48,896)
         -----------------------------------------------------------------------

10       TAXATION AND PAYMENT OF PROFITS

         The profits from the Long-Term Incentive Plan are paid out by the company which has granted the stock appreciation rights to the plan participant. Payment is effected, less the statutory deductions, with the salary slip for the month following the exercise of the rights.

         The statutory deductions depend on the tax legislation in the particular county in which the plan participant is liable for tax. Responsibility for the proper taxation of the profits from the plan lies with the participant.

         The exchange rate will be the rate applying on the exercise date.


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11       WHAT HAPPENS

         IN THE EVENT OF DISABILITY AND INCAPACITY?
         Participants who become disabled or incapacitated during the term of the plan will keep their stock appreciation rights.

         IN THE EVENT OF RETIREMENT?
         Participants who retire during the term of the plan will also deep their stock appreciation rights. If retirement occurs within one year of the start of the plan, however, the number of stock appreciation rights will be reduced pro rata temporis.

         IN THE EVENT OF DEATH?
         If a participant dies during the term of the plan, the stock appreciation rights will be exercised, subject to the exercise conditions, for the heir or heirs at the next possible time.

         IN THE EVENT OF A CHANGE OF JOB?
         Participant who change jobs within the Munich Re Group during the term of the plan will keep their stock appreciation rights.
         In all other cases in which a participant leaves the service of the company which granted the stock appreciation rights before the end of the plan term, the stock appreciation rights will be forfeited, and in the case of dismissal for exceptional reasons any profits from the stock appreciation rights will have to be repaid.

12       FUTURE INCENTIVE PLANS

         The decision as to whether LIPs will be set up in the years ahead and, if so, under what conditions, is open. Likewise, participation in this plan will not create any entitlement to participation in future plans.

13       NOTES ON ADMINISTRATION

         The Long-Term Incentive Plan will be administered by Dresdner Bank AG. The bank will keep track of the stock appreciation rights granted to each participant.

         After the plan starts, all participants will receive written notification of the number of stock appreciation rights, but at lease once every year during the exercise period, participants will be notified of the stock appreciation rights remaining. Requests from participants to exercise their stock appreciation rights must be made to the bank in writing. Participants will receive further information from the bank direct.

         Questions from participants may be directed to the persons at Munich Re responsible for personnel management.


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MUNICH REINSURANCE COMPANY
CONDITIONS FOR THE 1999 LONG-TERM INCENTIVE PLAN*

ART. 1            CONTRACTING PARTNERS

Within the framework of the Long-Term Incentive Plan (hereinafter "LIP"), contractual relations shall exist only between the respective Plan participant and the company from which the participant has received the statement granting rights under the LIP.

ART. 2            TERM OF THE LIP

The LIP starts on 1st July 1999 and ends after a period of 7 years on 30th June 2006.

ART. 3            OBJECT OF THE LIP

The Munich Reinsurance Company (MR) is promoting the long-term increase in Munich Re's value, measured by the increase in the price of MR shares, by setting up a "stock appreciation rights plan". This plan involved giving stock appreciation rights, free of charge, to the persons responsible for achieving this corporate goal. By exercising stock appreciation rights, the participants in the plan have the possibility of participating in the Munich Reinsurance Company's success..

ART. 4            NUMBER OF STOCK APPRECIATION RIGHTS

After the plan starts, all participants in the plan will be notified in writing of the number of stock appreciation rights granted to them.

ART. 5            CONTENT OF STOCK APPRECIATION RIGHTS

(1) Each stock appreciation right shall entitle its holder, when exercising the right under the conditions set out in Articles 7 to 11, to realize as (taxable) profit the difference between the price of MR shares at the time of exercise and their initial price established at the start of the plan, up to a maximum of 150 percent of the initial price. (2) The stock appreciation rights may only be exercised personally and are not transferable, except in the case of succession, in which case the arrangements set out in Art. 11(3) shall apply.

ART. 6            INITIAL PRICE OF MUNICH RE SHARES

(1) The price of MR stock at the start of the plan on 1st July 1999, i.e. the initial share price, shall be calculated from the average of closing prices for MR shares in Frankfurt



* This translation of the German conditions is for information purposes only. The German conditions constitute the legal basis of the plan.


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Xetra trading over the ten trading days before 1st July 1999. It currently amounts to EUR 182.6.
(2) In the case of capital measures, the initial share price shall be adjusted by the Munich Reinsurance Company, taking account of the original intentions of the plan.

ART. 7            PREREQUISITES FOR THE EXERCISE OF STOCK APPRECIATION RIGHTS

(1) Stock appreciation rights may be exercised after a two-year blocking period has elapsed and up to the last trading day before 1st July 2006.
(2) It is a prerequisite for the exercise of stock appreciation rights that during the term of the plan the DAX 30 must have been outperformed twice by MR shares at the end of a three-month period on the basis of the respective performance figures. The periods may not overlap. The index is outperformed as soon as MR shares lie 0.01 points above the index.
(3) Another prerequisite for the exercise of stock appreciation rights is that MR shares must show a price increase of at least 20 percent compared with their initial price.
(4) In order to exclude the possibility of advantages being obtained through special knowledge when stock appreciation rights are exercised, the exercise of stock appreciation rights during the exercise period specified in (1) shall only be possible in precisely defined exercise windows and in accordance with the statutory regulations on insider trading:
(a) The exercise of stock appreciation rights is basically prohibited 4 weeks prior to publication of the quarterly reports and 8 weeks prior to publication of the annual reports. At the start of each plan year in the exercise period, the participants in the plan will be informed about the time windows in which the exercise of stock appreciation rights is in principle possible.
(b) Within the exercise windows, the participants in the plan shall be obliged to observe their country's relevant statutory regulations for the prevention of insider trading as if the stock appreciation rights were stock options or shares.

ART. 8            EXERCISE OF STOCK APPRECIATION RIGHTS

(1) At least 100 stock appreciation rights must be exercised per order. If after an exercise order fewer than 100 stock appreciation rights remain, these rights shall also be exercised for the plan participant by the bank administering the stock appreciation rights.
(2) If a participant exercises the rights after closing (currently 5.00 p.m.
CET) but before opening of the stock exchange (currently 8.30 a.m. CET), the closing price for MR shares in Frankfurt Xetra trading shall be taken as the basis for settlement (exercise price). Where exercise takes plan while the stock exchange is open, the closing price of that trading day shall apply. The participant can set a selling limit for the duration of that trading day.
(3) Stock appreciation rights which on the last trading day of the plan term have not been exercised, although the prerequisites for this exist, shall be exercised on the participant's behalf.
(4) Stock appreciation rights which on the last trading day of the plan term cannot be exercised owing to non-fulfillment of the prerequisites specified in Art. 8 shall lapse.


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ART. 9            PAYMENT OF THE PROFIT

(1) Payment of the profit from the exercise of stock appreciation rights shall be effected by the company from which the plan participant received the statement granting rights under the LIP, in national currency, less the statutory deductions, with the next salary payment of the month following the time of exercise.
(2) The exchange rate shall be the rate fixed by the European Central Bank on the Exercise date.

ART. 10           TAXATION OF PROFITS

Profits shall be taxed in accordance with the tax legislation in the particular country in which the plan participant is liable for tax.

ART. 11           SPECIAL CASES

(1) Participants who become disabled or incapacitated during the term of the plan shall keep their stock appreciation rights.
(2) Participants who retire shall retain their stock appreciation rights. If retirement occurs within one year of the start of the plan, however, the number of stock appreciation rights shall be reduced pro rata temporis.
(3) Where a participant dies, the stock appreciation rights shall be exercised, subject to the exercise conditions, on behalf of and for the account of the heirs on the next possible day after the date of death.
(4) Plan participants who change jobs within the MR Group shall keep their stock appreciation rights vis-a-vis the company from which they received the statement granting rights under the LIP.
(5) In all other cases in which participants leave the service of the company from which they received the statement granting rights under the LIP, the stock appreciation rights shall be forfeited. Where a participant leaves the company's service on account of dismissal for exceptional reasons, any profits received shall be repaid.
(6) Should the company which granted the rights under the LIP be acquired by a third party not belonging to the MR Group, and the acquired company's membership of the MR Group be ended as a result, the stock appreciation rights shall be deemed to be exercised on the first trading day in Frankfurt am Main after the transfer to the acquirer became effective externally. Should at this point in time the exercise prerequisites in accordance with Art. 7 of these terms and conditions of business no longer exist, the stock appreciation rights shall lapse.

ART. 12           FUTURE LIPS

The Munich Reinsurance Company reserves the right to decide on whether to implement further LIPs and, if so, under what conditions. In no case may participation in this plan be deemed to create any right to participation in a future plan.

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ART. 13           ADMINISTRATION

(1) The plan shall be administered by Dresdner Bank AG, which will operate an account for each plan participant in respect of the stock appreciation rights granted.

(2) Participants shall give their orders to exercise stock appreciation rights to Dresdner Bank AG, using the "Exercise Order" form and stating the number desired.

(3) After each exercise order, but at least once a year, plan participants will receive written notification of the stock appreciation rights remaining.

ART. 14           GENERAL CLAUSE

(1) Where claims arising from these provisions are made against the Munich Reinsurance Company, these shall be subject to German law. The place of jurisdiction for such claims shall be Munich.
(2) Any claims arising out of the LIP between the company from which the plan participant received the statement granting rights under the LIP and the plan participant shall be subject to the law on which the contract of employment is based.
(3) Should one or more of these provisions be invalid or no longer applicable, the parties to the contract shall, in agreement with the Munich Reinsurance Company, replace them to the necessary extent with other valid and applicable provisions coming as close as possible to the original purpose. The other provisions shall be unaffected thereby.